As filed with the Securities and Exchange Commission on October 12, 2011
Registration No. 333-177167

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1.
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-0478605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maria D. Stahl, Esq.
Senior Vice President and General Counsel
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan Murley, Esq.
Wilmer Cutler Pickering
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
          This Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (Commission File No. 333-177167) is being filed solely for the purpose of filing Exhibit 5.1 thereto. No changes or additions are being made to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus has been omitted from this filing.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 12, 2011.

IDENIX PHARMACEUTICALS, INC.
By:	*
Ronald C. Renaud, Jr.
President and Chief Executive Officer

Signature	Title	Date

*	President and Chief Executive Officer and	October 12, 2011
Ronald C. Renaud, Jr.	Director (Principal executive officer)

*	Vice President and Chief Financial Officer	October 12, 2011
Daniella Beckman	(Principal financial and accounting officer)

*	Director	October 12, 2011
Charles W. Cramb

*	Director	October 12, 2011
Wayne T. Hockmeyer

*	Director	October 12, 2011
Thomas R. Hodgson

*	Director	October 12, 2011
Tamar Howson

*	Director	October 12, 2011
Robert E. Pelzer

*	Director	October 12, 2011
Denise Pollard-Knight

*	Director	October 12, 2011
Anthony Rosenberg

* By:	/s/ Maria D. Stahl
Maria D. Stahl
Attorney-in-fact

EXHIBIT INDEX

			Incorporated by Reference to
					Original
Exhibit		Filed		SEC	Exhibit
No.	Description	Herewith	Form	Filing Date	Number

1.1 *	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation		S-1 File No. 333-111157	12/15/2003	3.1

3.2	Certificate of Amendment of Restated Certificate of Incorporation		10-Q File No. 000-49839	08/26/2004	3.1

3.3	Certificate of Amendment of Restated Certificate of Incorporation		10-K File No. 000-49839	03/16/2006	3.3

3.4	Certificate of Amendment of Restated Certificate of Incorporation		10-K File No. 000-49839	03/14/2008	3.4

3.5	Certificate of Amendment of Restated Certificate of Incorporation		10-Q File No. 000-49839	08/9/2011	3.1

3.6	Amended and Restated By-laws		10-Q File No. 000-49839	08/26/2004	3.2

5.1 **	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	X

23.1	Consent of Pricewaterhouse Coopers LLP, an Independent Registered Public Accounting Firm		S-3 File No. 333-177167	10/4/2011	23.1

23.2**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP is included in Exhibit 5.1 attached hereto.	X

24.1	Power of Attorney.		S-3 File No. 333-177167	10/4/2011	24.1

*	To be filed by amendment or by a Current Report on Form 8-K.

**	Filed herewith.

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